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                                                                    EXHIBIT 23.4

                    [PRICEWATERHOUSECOOPERS LLP LETTERHEAD]


CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the inclusion in this Registration Statement on Form S-1, as amended, of our report dated July 7, 2000 relating to the consolidated financial statements of PTI Group Inc. for the years ended December 31, 1999, 1998 and the 358 day period ended December 31, 1997. We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.


                                             /s/ PricewaterhouseCoopers LLP

Edmonton, Alberta, Canada                    Chartered Accountants
October 10, 2000